UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54519	27-0997534
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3941 Park Dr, Suite 20-339

El Dorado Hills, CA 95762

(Address of principal executive offices) (Zip Code)

(916) 952-5174

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On May 2, 2017, at a properly called and noticed special meeting of the Board of Directors (the “Board”) of Rackwise, Inc., a Nevada corporation (the “Company”), with quorum present, pursuant to the authority granted to the Board under Article Three, Section 3.3 of the Company’s Bylaws (the “Bylaws”), the Board removed Michael Feinberg as a member of the Board of Directors for cause for failure to meet the fiduciary obligations of a director of the Company.

Following such removal, the Board consists of these six directors: Guy Archbold, John Kyees, Sherman Henderson, Craig Whited, John Todd and Jay Schiffman. Mr. Archbold remains the Chief Executive Officer, President, Secretary and acting Chief Financial Officer of the Company and Chairman of the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2017, at a properly called and noticed special meeting of the Board, pursuant to the authority granted to the Board under Article Twelve, Section 12.2, the Board approved Amendment No. 1 to the Bylaws (the “Bylaw Amendment”) to remove a provision from Article Three, Section 3.3 of the Bylaws, which stated that “The holders of at least seventy-five percent (75%) of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by a vote at a meeting called for such purpose or by a written consent filed with the secretary or, in his absence, with any other officer.”

The Board approved the Bylaw Amendment to prevent any potential change in control or hostile takeover of the Company or other potential actions by certain stockholders of the Company, including by persons purporting to represent the Company that have made unauthorized filings with the SEC, that were deemed by the Board not in the best interests of the Company or its stockholders. The Board believes that the approval of the Bylaw Amendment is in the best interests of the Company and its stockholders to allow the Company’s stockholders, including minority stockholders, to vote on any potential change in control event or any other action by certain stockholders of the Company that would cause such change in control of the Company.

The Bylaw Amendment became effective as of February 2, 2017. The foregoing description of the Bylaw Amendment is qualified in its entirety by the text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1*	Amendment No. 1 to the Bylaws of the Company, dated as of May 2, 2017.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: May 22, 2017	/s/ Guy Archbold
Name: Guy Archbold
Title: Chief Executive Officer and President

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